SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report:  March 17, 1995



                         LEE ENTERPRISES, INCORPORATED
            (Exact name of registrant as specified in its charter)

       Delaware                        1-6227                42-0823980
(State of other jurisdiction         (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)

215 N. Main Street, Davenport, Iowa                          52801-1924
(Address of principal executive offices)                      Zip Code


                                (319) 383-2100
             (Registrant's telephone number, including area code)



























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Item 5.  Other Materially Important Events

A definitive agreement was executed on February 27, 1995 for the acquisition by Lee Enterprises, Incorporated of 50.25% of the outstanding stock of Journal-Star Printing Co., a Nebraska corporation, from Journal Limited Partnership, a Nebraska limited partnership ("JLP"). The registrant owns the remaining 49.75% of the outstanding shares of Journal-Star Printing Co. not owned by JLP. Journal-Star Printing Co. publishes the Lincoln Star and the Lincoln Journal, morning and afternoon daily newspapers; the Journal-Star, a combined Saturday/holiday newspaper; and the Sunday Journal and Star, all of which are distributed in the Lincoln, Nebraska area. The transaction will be effected by a statutory merger of Journal-Star Printing Co. into a newly-formed subsidiary of the registrant and the cancellation of outstanding shares of Journal-Star Printing Co. JLP will receive shares of common stock of the registrant having an approximate value of $58,250,000. At the closing, JLP shall also receive an additional payment from Journal-Star Printing Co. of $750,000 for the assignment or termination of certain contracts. Subject to the requisite regulatory approval discussed below, the parties contemplate closing of the transaction on or before March 31, 1995.

On March 6, 1995, the registrant entered into a definitive agreement with the holders of all of the outstanding common and preferred stock of SJL of Kansas Corp., a Kansas corporation ("SJL"), for the acquisition by registrant of all outstanding stock of SJL. SJL owns and operates, directly or through wholly-owned subsidiaries, television stations KSNW Channel 3, Wichita, Kansas; KSNT Channel 27, Topeka, Kansas; KSNC Channel 2, Great Bend, Kansas; KSNG Channel 11, Garden City, Kansas; and KSNK Channel 8, Oberlin, Kansas. The acquisition will be effected by means of a statutory merger of a newly-formed subsidiary of the registrant into SJL; the cancellation of all outstanding common and preferred stock of SJL in exchange for payment, at or after the closing, of $48,750,000 plus adjusted working capital (as defined in the Acquisition Agreement); and the issuance of new shares of common stock of SJL to the registrant. Subject to the requisite regulatory approval discussed below, the parties contemplate closing of the transaction on or before June 30, 1995.

Each of the above transactions is subject to the approval of the Federal Trade Commission and the United States Department of Justice pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Acquisition of the stock of SJL is also subject to the approval of the Federal Communications Commission under the Communications Act of 1934, as amended.

Registrant is engaged in discussions with institutional lenders for the borrowing of up to $50,000,000 to finance the purchase price to be paid to the stockholders of SJL and the repurchase of common stock of the registrant as and when such shares may be available in connection with the registrant's 1995 stock repurchase program.

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




LEE ENTERPRISES, INCORPORATED
       (Registrant)



By:  /s/ Larry L. Bloom
     Larry L. Bloom
     Vice President-Finance and
     Chief Financial Officer


Dated:  March 17, 1995